Exhibit 10.35

                          AMENDMENT TO PROMISSORY NOTE

      The undersigned, Heidi G. Miller, hereby agrees that the Promissory Note dated March 7, 2000, issued by me to priceline.com Incorporated is hereby amended by replacing the second paragraph thereof reading in full as follows:

      "The Borrower shall pay to the Company a mandatory prepayment of accrued interest hereunder and principal upon the exercise, in whole or in part at any time prior to the Maturity Date, of the stock options granted pursuant to the Employment Agreement, dated February 18, 2000, by and between the Company and Borrower, or granted to the Borrower thereafter under the Company's 1999 Omnibus Plan (including any amendments thereto), or any options granted in exchange, replacement or substitution therefor, in an amount equal to twenty-five percent (25%) of Borrower's pretax profits from such exercise, to the extent that the sum of such pretax profits, and of all prior pretax profits from such exercises, exceeds six million, six hundred thousand dollars ($6,600,000.00) (the "Profits Threshold"). Within ten (10) Business Days (as hereinafter defined) following each date that the Borrower shall receive pretax profits from any exercise of the options referred above in excess of the Profits Threshold, Borrower shall deliver a mandatory prepayment in reduction of the accrued interest and outstanding principal balance of this Note in an amount equal to 25% of the excess attributed to such exercise. Each prepayment, as provided herein, shall be applied first against accrued but unpaid interest under this Note and then in reduction of the outstanding principal amount hereof until the indebtedness of this Note is paid in full. "Business Day" shall mean any day on which NASDAQ is not authorized or required to close and trading of securities is permitted."

      IN WITNESS WEHREOF, I have signed this Amendment to Promissory Note on August 21, 2000.


                                        ------------------------
                                        Heidi G. Miller